EXHIBIT 10.71

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of October 29, 2012 (as amended, supplemented or otherwise modified from time to time, this “Agreement”), by and among FUSION TELECOMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation (“Parent”), FUSION NBS ACQUISITION CORP., a Delaware corporation (“Borrower”), each additional Pledgor (as defined below) from time to time party hereto, and PRAESIDIAN CAPITAL OPPORTUNITY FUND III, LP, a Delaware limited partnership, (“Fund III”), in its capacity as agent (in such capacity, the “Agent”) for itself, PRAESIDIAN CAPITAL OPPORTUNITY FUND III-A, LP, a Delaware limited partnership (“Fund III-A”), PLEXUS FUND II, LP, a Delaware limited partnership (“Plexus”), and any other lenders that become party thereto (together with Fund III, Fund III-A and Plexus, the “Lenders”) identified in and from time to time party to the Purchase Agreement described below.

WHEREAS, pursuant to the terms of the Securities Purchase Agreement and Security Agreement (the “Purchase Agreement”), dated as of the date hereof, by and among Borrower, Parent, each subsidiary of Parent from time to time party thereto, Fund III, in its individual capacity and in its capacity as agent thereunder, Fund III-A and Plexus, the Lenders will, subject to the terms and conditions contained therein, purchase (i) from Borrower, Senior Notes of Borrower in the aggregate principal amount of $6,500,000 bearing interest at 10% per annum and Senior Notes of Borrower in the aggregate principal amount of $10,000,000 bearing interest at 11.5% per annum (collectively, the “Notes”) and (ii) from Borrower, warrants to purchase 5.0% of the equity interests of Parent, calculated on a fully-diluted basis (collectively, the “Warrants”);

WHEREAS, the Pledgors are the record and beneficial owners of the Pledged Equity Interests (as defined below);

WHEREAS, it is a condition to the obligation of the Lenders to purchase the Notes and the Warrants from Parent under the Purchase Agreement, that the Pledgors shall have executed and delivered this Agreement to the Agent.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE 1.
DEFINITIONS

Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Purchase Agreement.  As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

“Collateral” shall mean the Pledged Equity Interests and the Proceeds.

“Event of Default” shall have such meaning as is ascribed to such term in the Purchase Agreement.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” shall have the meaning ascribed to that term in the Purchase Agreement.

“Pledged Equity Interests” shall mean all of each Pledgor’s now existing and hereafter arising interests in and to all of the capital stock and other equity securities of or joint venture interests in the Subsidiaries of such Pledgor (and any option, rights and other securities convertible into or granting the right to purchase or exchange for any capital stock or other equity securities of the Subsidiaries), whether now existing or owned or hereafter created or acquired, wherever located, including substitutions, accessions, additions and replacements thereto and thereof, together with all instruments, Stock Certificates, undated stock powers executed in blank covering the Stock Certificates and other documents evidencing ownership thereof, and including such instruments of evidence of such Pledgor’s ownership of interests in its Subsidiaries, if any, which are limited liability companies, limited liability partnerships or other entities that are not corporations and instruments of transfer therefor.

“Pledgor” means (i) Parent (ii) Borrower and (iii) each Person that becomes party to this Agreement pursuant to Section 7.18 hereof.

“Proceeds” shall mean all “proceeds” as such term is defined in the UCC and, in any event, shall include, without limitation, all dividends, distributions, profits, payments and other amounts, howsoever denominated, derived from the Pledged Equity Interests, collections thereon and distributions with respect thereto.

 “Stock Certificate” shall mean a certificate evidencing ownership of any Pledged Equity Interests.

“Subsidiary” shall have the meaning ascribed to that term in the Purchase Agreement.

“Termination Date” shall have the meaning ascribed to that term in Section 7.11 hereof.

“UCC” means the Uniform Commercial Code (as amended from time to time) of any state which is applicable to the granting, attachment, perfection, priority or enforcement of a security interest in, and the rights of a secured party to, the Collateral or any portion thereof.

References to “Sections” or “Schedules” shall be to Sections or Schedules of this Agreement unless otherwise specifically provided.  For purposes hereof, when used herein, the words “including” or “include” shall be understood to mean “including, without limitation” or “include, without limitation” and the term “or” shall not be exclusive.  Any of the terms defined in Article 1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

ARTICLE 2.
GRANT OF SECURITY INTEREST

As security for the payment and performance of the Obligations, each Pledgor hereby grants to the Agent, for the benefit of the Lenders, a continuing security interest in and a general lien upon the Collateral.

ARTICLE 3.
REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGORS

The Pledgors hereby, jointly and severally, represent and warrant to, and covenant and agree with, the Agent, for the benefit of the Lenders, that:

Section 3.01. Title; No Other Liens. Except for the Liens granted to the Agent for the benefit of the Lenders pursuant to this Agreement, each of the Pledgors owns all right, title and interest in and to each item of the Collateral set forth opposite such Pledgor’s name on Schedule 3.01, free and clear of any and all Liens or claims of others.  Each Pledgor is the sole legal, record and beneficial owner of, and has good and marketable title to, the Pledged Equity Interests set forth opposite such Pledgor’s name on Schedule 3.01.  No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Agent, for the benefit of the Lenders, pursuant to this Agreement.  Other than the interests evidenced by the Stock Certificates listed on Schedule 3.01 and the Uncertificated Membership Interests (as defined below) listed on Schedule 3.01, the Pledgors own no other interest in the Subsidiaries.

Section 3.02. Pledged Equity Interests. The Pledged Equity Interests listed on Schedule 3.01 constitute all of the issued and outstanding shares of capital stock and other equity securities of each of the Pledgors in its Subsidiaries.  All of the Pledged Equity Interests have been duly and validly issued and are fully paid and nonassessable.  There are no options, rights or other securities convertible into or granting the right to purchase or exchange for any capital stock or other equity securities of any Subsidiary that are outstanding on the date hereof except as permitted under the Purchase Agreement.

Section 3.03. Perfected Liens. Upon the delivery of the Stock Certificates listed on Schedule 3.01 together with undated stock powers or similar undated assignment instruments executed in blank covering such Stock Certificates and, with respect to the membership, partnership or joint venture interests in any entity which is described in Schedule 3.01 as a limited liability company, partnership or joint venture for which a Stock Certificate is not listed on Schedule 3.01 (the “Uncertificated Membership Interests”), upon the filing of UCC-1 Financing Statements with the Secretary of State of the State of incorporation or formation of the issuer of such Uncertificated Membership Interests, that adequately describe or include same, the Liens granted pursuant to this Agreement shall constitute perfected Liens on the Collateral in favor of the Agent, for the benefit of the Lenders, which are prior to all other Liens on the Collateral created by the Pledgors.  Without limiting the foregoing, each Pledgor has taken all actions that the Agent deems necessary in its reasonable judgment to establish the Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the New York UCC) over any portion of the Collateral constituting Certificated Securities (as defined in the New York UCC).

Section 3.04. Further Assurances; Financing Statements. At any time and from time to time, the Pledgors shall, and the Pledgors shall cause each of their respective Subsidiaries to, at their own cost and expense, execute and deliver to the Agent such financing statements pursuant to the UCC, or amendments or continuations thereof, and such other agreements, instruments, certificates and other documents, and take such other actions, as may be necessary or desirable, in the reasonable opinion of the Agent, to further evidence, effect or perfect, or preserve the grant, perfection or priority of, the Liens created by this Agreement, or to otherwise effectuate the purposes of this Agreement.  To the extent permitted by Applicable Law, the Pledgors hereby authorize the Agent to execute and file at any time or times one or more financing statements pursuant to the UCC with respect to any or all of the Collateral. The Pledgors hereby agree that a carbon, photographic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement.

Section 3.05. Disposition of Collateral. Except as expressly permitted by the Purchase Agreement or with the Agent’s prior written consent, no Pledgor shall sell, lease, assign, transfer or otherwise dispose of any of the Collateral.

Section 3.06. Reports. Each Pledgor shall report, in form and substance reasonably satisfactory to the Agent, such information as the Agent may reasonably request from time to time regarding the Collateral

Section 3.07. Former or Fictitious Names. All corporate or fictitious names and tradenames used by any Pledgor or by which any Pledgor has been known during the preceding five years is set forth on Schedule 3.07.  No Pledgor shall use any corporate or fictitious names other than those set forth with respect to such Pledgor on Schedule 3.07, unless (i) such Pledgor shall have given the Agent at least thirty (30) days’ prior written notice, (ii) such Pledgor shall have executed and delivered such financing statements and other agreements, instruments, certificates and other documents, and taken such other actions as requested by the Agent, as may be necessary or desirable, in the opinion of the Agent, to perfect or preserve the Liens created by this Agreement, (iii) such financing statements shall have been duly filed under the UCC of each jurisdiction necessary or desirable to perfect or preserve the Liens created by this Agreement and (iv) such change will not impair in any respect the grant, perfection or priority of the Liens created by this Agreement.

Section 3.08. Delivery and Marking of Certain Collateral. The Pledgors shall, upon the request of the Agent, (i) deliver and pledge to the Agent, duly endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may reasonably request, any and all instruments, documents, Stock Certificates and chattel paper that are included in the Collateral, and (ii) keep and stamp or otherwise mark any and all documents and its books and records relating to the Collateral to evidence this Agreement and the Liens granted hereby.

Section 3.09. Notices. Each Pledgor shall advise the Agent promptly, in reasonable detail, at its address set forth in the Purchase Agreement, or if not set forth therein, at the address set forth below the signature block of such party in this Agreement, of any Lien (other than Permitted Liens) on, or claim asserted against, any of the Collateral, to the extent Pledgor has knowledge thereof.

Section 3.10. Certain Additional Covenants.

(a) If any Pledgor shall, as a result of its ownership of any of the Collateral, become entitled to receive or shall receive any Stock Certificate (including any Stock Certificate issued pursuant to a stock dividend or a distribution in connection with any reclassification or increase or reduction of capital, or any Stock Certificate issued in connection with any reorganization) or any other certificate evidencing any Collateral, such Pledgor shall accept the same as the agent of the Agent, hold the same in trust for the Agent and deliver the same forthwith to the Agent in the exact form received, duly endorsed by such Pledgor to the Agent, if required, together with an undated stock power covering such Stock Certificate or other certificate duly executed in blank by such Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional Collateral.  Any sums paid upon or in respect of the Pledged Equity Interests upon the liquidation or dissolution of any Subsidiary shall be paid over to the Agent to be held as additional Collateral.  In case any distribution of capital shall be made on or in respect of the Pledged Equity Interests or any property shall be distributed upon or with respect to the Pledged Equity Interests pursuant to the recapitalization or reclassification of the capital of the Pledgor or any Subsidiary or pursuant to the reorganization thereof, as applicable, the capital or property so distributed shall be delivered to the Agent to be held as additional Collateral.  If any such capital or property so paid or distributed shall be received by any Pledgor, such Pledgor shall, until such capital or property is paid or delivered to the Agent, hold such money or property in trust for the Agent, segregated from other funds of such Pledgor, as additional Collateral.

(b) The Pledgors shall not vote to enable, or take any other action to permit, any Subsidiary to issue any capital stock or other equity securities or to issue any options, rights or other securities convertible into or granting the right to purchase or exchange for any capital stock or other equity securities of any Subsidiary, except for such transactions, if any, as are permitted pursuant to Article 9 of the Purchase Agreement.  Each Pledgor shall defend the right, title and interest of the Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

(c) In the event that any Pledgor shall acquire any other interest in the Subsidiaries, in each case directly or indirectly, prior to the Termination Date, then at such time, and at such Pledgor’s cost and expense, such Pledgor shall (x) grant to the Agent the same rights in such after-acquired interests as are granted to the Agent herein with respect to the Collateral and (y) execute and deliver such modifications to this Agreement and to all other documents entered into by such Pledgor in connection herewith which may be necessary or desirable to evidence the granting to the Agent of such rights.

ARTICLE 4.
CASH DIVIDENDS; VOTING RIGHTS

Notwithstanding anything to the contrary contained herein, unless an Event of Default shall have occurred and be continuing, the Pledgors shall be permitted to receive all cash dividends paid in the normal course of business of the Subsidiaries, in each case in respect of the applicable Pledged Equity Interests and to exercise all voting and corporate and limited liability company rights with respect to such Pledged Equity Interests; provided, however, that (i) dividends may be paid and may be retained only to the extent permitted by the Purchase Agreement, and (ii) no vote shall be cast or other corporate or limited liability company right exercised or other action taken which, in the Agent’s sole discretion, would impair in any respect the grant, perfection or priority of the Liens created hereby or the value of the Collateral, or which would be inconsistent with or result in any violation of any provision of this Agreement or the Purchase Agreement.

ARTICLE 5.
RIGHTS AND REMEDIES UPON DEFAULT

If an Event of Default shall occur and be continuing, the Agent and the Lenders shall have all of the following rights and remedies, in addition to all other rights and remedies set forth in other sections of this Agreement, in the other Transaction Documents, or provided at law or in equity or otherwise:

Section 5.01. Rights Under UCC.  Notwithstanding anything to the contrary contained herein, in addition to all of the rights and remedies contained in this Agreement, in the other Transaction Documents, or provided at law or in equity or otherwise, the Agent and the Lenders shall have all rights and remedies of a secured party under the UCC.

Section 5.02. Action Pending Disposition. Until the Agent is able to effect a sale or other disposition of the Collateral, the Agent shall have the right to use or take such action with respect to the Collateral, or any part thereof, as it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Agent.  The Agent shall have no obligation to any Pledgor to maintain or preserve the rights of any Pledgor as against third parties with respect to the Collateral while the Collateral is in the possession of the Agent. The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of the Agent’s remedies with respect to such appointment without prior notice or hearing.

Section 5.03. Dividends and Voting Rights.

(a) If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the Pledgors, (i) the Agent shall have the right to receive any and all dividends and other distributions paid in respect of the applicable Pledged Equity Interests and make application thereof to the Obligations in such order as the Agent may determine, and (ii) all Pledged Equity Interests shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Pledged Equity Interests at any meeting of shareholders or interest holders of the Pledgors or the Subsidiaries, as applicable, or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Equity Interests as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of such Pledged Equity Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Pledgors or the Subsidiaries, as applicable, or upon the exercise by such Pledgor or the Agent of any right, privilege or option pertaining to such Pledged Equity Interests, and in connection therewith, the right to deposit and deliver any and all of the Stock Certificates with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it.

(b) The rights of the Agent hereunder shall not be conditioned or contingent upon the pursuit by the Agent of any right or remedy against any Pledgor, the Subsidiaries or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any Collateral, guarantee therefor or right of offset with respect thereto.

Section 5.04. Remedies. If an Event of Default shall occur and be continuing, the Agent may forthwith collect, receive, appropriate, and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker’s board or office of the Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Agent shall have the right upon any such public sale or sales, and, to the extent permitted by Applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived and released.  The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent hereunder, including reasonable attorneys’ fees and expenses, to the payment in whole or in part of the obligations, in such order as the Agent may elect. To the extent permitted by Applicable Law, each Pledgor waives all claims, damages and demands it may acquire against the Agent arising out of the exercise of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by Applicable Law, such notice shall be deemed reasonable and proper if given at least five days before such sale or other disposition.

Section 5.05. Sale Rights; Private Sales.

(a) Each Pledgor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Equity Interests, by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges and agrees that any such private sale may result in terms less favorable to such Pledgor and the Agent than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  After providing the Pledgors with such notice, if any, as required by Applicable Law, the Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests for the period of time necessary to permit the Pledgors or the Subsidiaries, as applicable, to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgors or the Subsidiaries, as applicable, would agree to do so.

(b) The Pledgors further agree to use their respective commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests pursuant to this Agreement valid and binding and in compliance with any and all other Applicable Laws of any and all Governmental Authorities having jurisdiction over any such sale or sales, all at the Pledgors’ cost and expense. The Pledgors further agree that a breach of any of the covenants contained in this Section will cause irreparable injury to the Agent, that the Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgors, and the Pledgors hereby waive and agree not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred or is continuing.

Section 5.06. Power of Attorney. To enable the Agent to effect any sale or other disposition permitted under this Agreement, if an Event of Default shall occur and be continuing, each Pledgor hereby agrees to make and appoint the Agent as its true and lawful attorney, in its name, place and stead, and for its account and risk, to make, execute and deliver any and all assignments or other agreements, instruments, certificates and other documents which the Agent may deem necessary or desirable to effectuate the authority hereby conferred by signing the same as its attorney-in-fact, as may be deemed by the Agent to be necessary or desirable in connection with any sale or other disposition of all or any part of the Collateral.  The foregoing power of attorney is coupled with an interest and shall be a continuing one and irrevocable until the Termination Date.

Section 5.07. Waiver of Bond. In connection with the foregoing remedies, the Pledgors and the Agent hereby waive the posting of any bond which might otherwise be required.

Section 5.08. Waiver of Claims.  To the extent permitted by Applicable Law, each Pledgor waives all claims, damages and demands that it may acquire against the Agent arising out of the exercise by the Agent of any rights hereunder; provided, however, that each Pledgor does not waive any claims, damages and demands arising from the Agent’s gross negligence or willful misconduct.  The Agent may exercise all rights and remedies contained in this Agreement, in other Transaction Documents, or provided at law or in equity or otherwise, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law and expressly provided herein) to or upon the Pledgors or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived).

Section 5.09. Irrevocable Authorization and Instruction to Subsidiaries. The Pledgors hereby irrevocably authorize and instruct the Subsidiaries, if an Event of Default shall occur and be continuing, to comply with any instruction received by such party from the Agent in writing, without any other or further instructions from the applicable Pledgor, and the Pledgors agree that the Subsidiaries, shall be fully protected in so complying.

ARTICLE 6.
LENDERS’ EXPENSES

Without limiting any Pledgor’s obligations under the Purchase Agreement or the other Transaction Documents, each Pledgor shall be jointly and severally liable to the Agent and the Lenders for any reasonable out of pocket costs and expenses (including all reasonable fees and disbursements of external counsel to the Agent and the Lenders) incurred by the Agent or the Lenders which may arise under, out of, or in connection with, this Agreement, the Notes, any other Transaction Document and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, guaranties, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, and any and all reasonable sums, costs and expenses which the Agent or the Lenders may pay or incur pursuant to the provisions of this Agreement or in defending, protecting or enforcing the Liens granted herein or otherwise in connection with the provisions hereof, in each case including (i) all search, filing and recording fees and expenses, (ii) all fees and expenses for the service and filing of papers, fees of marshals, sheriffs, custodians, auctioneers and others, reasonable travel expenses, court costs and collection charges, and (iii) all fees and expenses, appraisal fees, taxes, levies and reasonable attorneys’ and accountants’ fees and expenses (x) in connection with the repossession, holding, preparation for sale and sale of the Collateral, (y) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, or (z) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral.  All such liabilities shall be part of the Obligations and shall be payable upon demand.

ARTICLE 7.
MISCELLANEOUS

Section 7.01. Authority of Agent and Lenders. As between the Agent, Lenders and each Pledgor, the Agent and Lenders shall be conclusively presumed to be acting with full and valid authority so to act or refrain from acting, and each such Pledgor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

Section 7.02. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

Section 7.03. Limitation on Duties Regarding Preservation of Collateral. The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account.  Neither the Agent nor any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or otherwise.

Section 7.04. Payment of Dollars. The Pledgors shall make any payment required to be made hereunder in lawful money of the United States of America and in immediately available funds to the Agent, for the benefit of the Lenders.

Section 7.05. Amendments and Waivers; Remedies Cumulative.  No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing signed by the Agent (with the consent of the Required Lenders, or if required by the Purchase Agreement, all the Lenders) and the Pledgors.  No failure on the part of the Agent or the Lenders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right.

All remedies set forth in this Agreement and the other Transaction Documents, or provided at law or in equity, are cumulative.

Section 7.06. Survival. The obligations of the Pledgors under Article 6 shall survive the termination of this Agreement.

Section 7.07. Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that (x) no Pledgor may assign its rights or obligations hereunder without the written consent of the Agent (and any such assignment or transfer without such consent shall be null and void) and (y) the Agent and the Lenders may assign their rights or obligations hereunder except to the extent prohibited by the Purchase Agreement.  No sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Agent, for its benefit and the benefit of the Lenders, hereunder, subject to the rights of any such assignee.

Section 7.08. Notices. All notices, approvals, requests, demands and other communications hereunder to be delivered to any Pledgor and all notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provision of the Purchase Agreement.

Section 7.09. Setoff. Each Pledgor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim a Agent may otherwise have, the Agent shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Pledgors at any of the Agent’s offices, in Dollars or in any other currency, against any amount payable by the Pledgors to the Agent, for the benefit of the Lenders, under this Agreement which is not paid when due (regardless of whether such balances are then due to the Pledgors), in which case it shall promptly notify the Pledgors and the Agent thereof; provided that the Agent’s failure to give such notice shall not affect the validity thereof.  Payments by any Pledgor under any Transaction Document shall be made without setoff or counterclaim.

Section 7.10. JURISDICTION; JURY TRIAL; WAIVER.

(a) EACH PLEDGOR HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM.  EACH PLEDGOR HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 12.02 OF THE PURCHASE AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PLEDGOR IN ANY OTHER JURISDICTION.

(b) EACH PLEDGOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.  EACH PLEDGOR (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT THE AGENT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE OTHER TRANSACTION DOCUMENTS TO WHICH IT IS PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN

To the extent that any Pledgor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its Property, such Pledgor hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Transaction Documents.

Section 7.11. Termination.  This Agreement and the security interest granted hereby shall terminate when all of the Obligations (other than the Obligations of Borrower in respect of the Warrants) have been indefeasibly paid in full (the “Termination Date”). Upon such termination, the Agent hereby agrees, at the request of and at the sole cost and expense of Pledgors, to execute and deliver such documents as are reasonably necessary to release their Liens in the Collateral and shall return the Collateral to the Pledgors.

Section 7.12. Headings. The headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

Section 7.13. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

Section 7.14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

Section 7.15. WAIVER OF CERTAIN DAMAGES.  EXCEPT AS PROHIBITED BY LAW EACH PLEDGOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  EACH PLEDGOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE AGENT TO ACCEPT THIS AGREEMENT AND FOR THE LENDERS TO MAKE THE LOANS AND OTHER EXTENSIONS OF CREDIT PURSUANT TO THE PURCHASE AGREEMENT.

Section 7.16. Counterparts. Facsimile or electronic transmissions of any executed original document and/or retransmission of any executed facsimile or electronic transmission shall be deemed to be the same as the delivery of an executed original.  At the request of any party hereto, the other parties hereto shall confirm facsimile or electronic transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  This Agreement constitutes the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

Section 7.17. General Terms and Conditions.  In addition to and without limitation of any of the foregoing, this Agreement shall be deemed to be a Transaction Document and shall otherwise be subject to all of the general terms and conditions contained in Article 12 of the Purchase Agreement, mutatis mutandi.

Section 7.18. Additional Pledgors.  It is understood and agreed that any Subsidiary that desires to become a Pledgor hereunder, or is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Purchase Agreement or any other Transaction Document, shall become a Pledgor hereunder by (x) executing a joinder agreement in form and substance satisfactory to the Agent, (y) delivering supplements to Schedules hereto as are necessary to cause such Schedules to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Agent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

Pledgors:	FUSION NBS ACQUISITION CORP.

By:
Name:
Title:

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By:
Name:
Title:

[Signature  Page to Pledge Agreement]

Agent:	PRAESIDIAN CAPITAL OPPORTUNITY FUND III, L.P.

	By:	Praesidian Capital Opportunity GP III, LLC, its General Partner

By:
Name:
Title: Manager

[Signature  Page to Pledge Agreement]

ACKNOWLEDGMENT AND CONSENT:

The undersigned hereby (i) acknowledges the pledge of the Collateral described above pursuant to the terms of this Pledge Agreement and agrees to register such pledge in its books and records, and (ii) agrees, upon receipt of notice from Agent of the occurrence and during the continuance of an Event of Default, to comply with the written instructions originated by Agent, without further consent of the registered holder of the Collateral, including, without limitation, instructions to pay and remit to Agent (or Agent’s designees) all distributions and other amounts payable to its equity holders (upon redemption, termination and dissolution of the undersigned or otherwise), and to transfer to, and register the Collateral in the name of, Agent, for the benefit of the Lenders, or Agent’s designee.

NETWORK BILLING SYSTEMS, LLC

By:
Name:
Title:

SCHEDULE 3.01

PLEDGED EQUITY INTERESTS

COMPANY	OWNER OF EQUITY INTEREST	CERTIFICATE NO.	NO. OR % OF SHARES/UNITS	% OWNERSHIP
Fusion NBS Acquisition Corp.	Fusion Telecommunications International, Inc.	1	100 shares	100
Network Billing Systems, LLC	Fusion NBS Acquisition Corp.	1	100%	100

The Pledgors own no Uncertifcated Membership Interests.

SCHEDULE 3.07

FORMER OR FICTITIOUS NAMES

None.